Exhibit 99.1

FOR IMMEDIATE RELEASE

April 28, 2006

CONTACT:	Ronald J. Domanico
Senior Vice President and
Chief Financial Officer
(770) 948-3101

CARAUSTAR INDUSTRIES, INC. REPORTS

FIRST QUARTER 2006 RESULTS

ATLANTA, Georgia - Caraustar Industries, Inc. (NASDAQ-NMS Symbol: CSAR) today announced that sales from continuing operations for the first quarter ended March 31, 2006 were $234.3 million, an increase of 6.4 percent over sales of $220.2 million for the same quarter in 2005. Income from continuing operations for the first quarter of 2006 was $85.3 million, or $2.95 per share, compared to 2005 first quarter income from continuing operations of $2.1 million, or $0.07 per share. The first quarter 2006 included a gain of $135.2 million pre-tax, or approximately $3.03 per share, on the sale of the company’s 50-percent partnership interest in its Standard Gypsum L.P. joint venture.

Negatively impacting first quarter 2006 income from continuing operations were accelerated depreciation of $1.2 million ($0.03 per share) related to the closure of the company’s Birmingham, Alabama folding carton plant as well as a $1.2 million ($0.03 per share) litigation settlement related to a patent infringement lawsuit in the company’s Industrial & Consumer Products Group (ICPG). See Unaudited Supplemental Data for Non-GAAP Reconciliation of the Statement of Operations.

Paperboard volume, excluding discontinued operations, for the first quarter of 2006 increased approximately 5.5 thousand tons (+2.3 percent) compared to the same quarter last year, as demand increased in uncoated paperboard grades. Gypsum facing paper volume at the company’s 50-percent owned unconsolidated Premier Boxboard Limited LLC (PBL) joint venture was essentially flat over first quarter 2005 due to five days of unplanned downtime at the utility company that provides energy to the mill. Despite an $11.4 per ton increase in fuel and energy costs, mill margins increased as a result of the $21.1 per ton reduction in fiber cost. Tube and core margins expanded from a $35.3 per ton increase in pricing and a $16.2 per ton reduction in the transfer cost of paperboard from our mill system.

Michael J. Keough, president and chief executive officer of Caraustar, commented, “We reported an adjusted loss of $0.03 per share for the first quarter excluding the gain from

.        P. O. BOX 115        .        AUSTELL, GA 30168-0115

AUSTELL THREADMILL COMPLEX        .        5000 AUSTELL-POWDER SPRINGS ROAD    .  SUITE 300

AUSTELL,    GA 30106-3227        .    PHONE 770 . 948 . 3101

www.caraustar.com

April 28, 2006

Caraustar Industries, Inc.

Standard Gypsum and other unusual costs. We incurred approximately $5.0 million of net interest expense ($0.11 per share) in the first quarter of 2006 that will cease after we redeem the Senior Subordinated Notes on May 1. The company’s 50-percent partnership interest in Standard Gypsum contributed $6.5 million ($0.14 per share) in equity in income of unconsolidated affiliates and $3.0 million in cash distributions for the three-month period ended March 31, 2005 and nothing in the first quarter 2006. While volumes continued reasonably strong and fiber costs were lower in the first quarter, we are still challenged by high fuel and energy costs. The recently announced $40 per ton price increase on uncoated recycled boxboard was effective in converting the previously implemented $25 per ton energy surcharge into pricing, but we are having limited success on the incremental $15 per ton. Our mill group operated at 98.4 percent capacity utilization in the first quarter, whereas the industry operated at 94.6 percent of capacity.

“We continue to make steady progress in transforming Caraustar into a more focused and consistently profitable business. In the first quarter 2006, we sold our interest in Standard Gypsum and refinanced our revolving credit facility to facilitate the call of all $257.5 million of our outstanding 9.875 percent Senior Subordinated Notes. We integrated the Charlotte folding carton facility acquired in December into our Custom Packaging Group, which enabled the rationalization of our Birmingham, Alabama folding carton operation. We also divested three solid fiber partition facilities that had been acquired as a component of the Smurfit Industrial Products Division in 2002.

“Subsequent to March 31, 2006, Caraustar announced the signing of an agreement to sell its Sprague Paperboard mill located in Versailles, Connecticut for $14.5 million. That transaction and the continuing negotiations for the sale of Caraustar’s other two coated recycled boxboard mills and the contract packaging business are part of the company’s previously announced decision to exit non-core businesses.”

Liquidity

The company ended the quarter with a cash balance of $300.4 million compared to $86.5 million at March 31, 2005. For the quarter, Caraustar used $5.3 million of cash in operating activities compared to providing $0.6 million the previous year. The decline from 2005 resulted primarily from $4.0 million in distributions received from our joint ventures in the first quarter of 2005 and none in 2006. Capital expenditures increased year-over-year from $4.5 million to $7.8 million in 2006.

The company had $65.0 million in borrowings outstanding under its $145.0 million senior secured credit facility and had $11.3 million in letters of credit outstanding. On March 30, 2006, the company amended and restated its senior credit facility to provide for a $110 million revolving credit facility (and borrowed $30 million) as well as a $35 million term loan that was fully funded at closing. See Form 8-K filed April 3, 2006 with the Securities and Exchange Commission for additional disclosure related to this transaction.

- more -

April 28, 2006

Caraustar Industries, Inc.

Caraustar, a recycled packaging company, is one of the world’s largest integrated manufacturers of converted recycled paperboard. Caraustar has developed its leadership position in the industry through diversification and integration from raw materials to finished products. Caraustar serves the four principal recycled boxboard product end-use markets: tubes, cores and composite cans; folding cartons; gypsum facing paper and specialty paperboard products. For additional information on Caraustar, please visit the company’s website at www.caraustar.com.

Caraustar Industries, Inc. (NASDAQ-NMS: CSAR) will host a conference call to review first quarter results on Friday, April 28, 2006 beginning at 9:00 a.m. (ET) that will be webcast live. In order to listen to the webcast of its conference call, participants can log on to the Caraustar website at www.caraustar.com and look for the webcast button/icon on the “Investor Relations” page.

This press release contains certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent the company’s expectations, anticipations or beliefs about future events, operating results, financial condition, business plans and industry trends and their potential impact on the company’s business and financial results. Statements that are not statements of historical fact, as well as statements including words such as “expect,” “intend,” “will,” “believe,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “plan,” “may,” “would,” “could,” “should,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by such statements. Such risk factors include, among others: fluctuations in raw material prices and energy costs, increases in pension and insurance costs, downturns in industrial production, housing and construction and the consumption of durable and nondurable goods, the degree and nature of competition, the degree of market receptiveness to price increases and energy surcharges, changes in demand for the company’s products, the degree of success achieved by the company’s new product initiatives, uncertainties related to the company’s ability to successfully complete its recently announced strategic transformation plan (including uncertainties regarding the following: the satisfaction of conditions precedent related to the closure of the sale of the Sprague Mill; the company’s ability to complete the sale of the remaining discontinued operations; customer and vendor responses to the execution of those sales and/or disposition; and the cost, availability or feasibility of expansion, technology, investment or acquisition opportunities that the company may desire to pursue), changes in government regulations, the company’s ability to service its substantial indebtedness, and unforeseen difficulties with the consolidation, integration of the company’s accounting and control operations and IT systems. Additional relevant risk factors that could cause actual results to differ materially are discussed in the company’s registration statements and its most recent reports on Form 10-K, 10-Q and 8-K, as amended, filed with or furnished to, the Securities Commission. These documents may be accessed through the web site of the Securities and Exchange Commission (www.sec.gov). The company does not undertake any obligation to update any forward-looking statements and is not responsible for any changes made to this press release by wire or Internet services.

###

Caraustar Industries, Inc.

Unaudited Supplemental Data

	Q1 2006	Q1 2005
Non GAAP Reconciliation - Adjusted Net Income and EPS
Income from continuing operations before income taxes and minority interest	$131,641	$3,282
Gain on sale of interest in Standard Gypsum, L.P.	$(135,247)	$0
Accelerated depreciation expense	$1,200	$0
Litigation settlement	$1,200	$0
Restructuring and impairment costs	$15	$562

Adjusted (loss) income from continuing operations before income taxes and minority interest	$(1,191)	$3,844
Tax benefit (provision) at 37.8%	$450	$(1,453)
Minority Interest	$(14)	$(25)

Adjusted (loss) income from continuing operations	$(755)	$2,366

Adjusted net (loss) income per share from continuing operations	$(0.03)	$0.08

Note: This non GAAP measure is provided to assist investors in understanding the underlying operational performance of the businesses the Company will continue to operate. This measure excludes the impact of restructured facilities, the gain on sale of Standard Gypsum, LP, litigation settlement and businesses that will be sold.

	Q1 2006	Q4 2005	Q3 2005	Q2 2005	Q1 2005
Volume Sold (tons 000’s):
CSAR Mill Tons Sold (Market) *	136.7	135.8	136.3	130.6	128.7
CSAR Mill Tons Converted	82.2	74.3	77.6	83.2	82.7

Total CSAR Mill Tons *	218.9	210.1	213.9	213.8	211.4
Outside Paperboard Purchased	28.2	26.6	28.3	28.7	30.2

Volume from Continuing Operations	247.1	236.7	242.2	242.5	241.6
Volume from Discontinued Operations	83.6	80.8	78.1	78.9	83.1

Total Paperboard Controlled *	330.7	317.5	320.3	321.4	324.7

Tube & Core Tons	84.0	77.1	79.3	83.2	83.0
Folding Carton Tons	31.4	30.0	29.1	29.6	33.9
Gypsum Paper Tons *	71.4	73.6	74.5	65.1	65.4
Other Specialty Tons *	60.3	56.0	59.3	64.6	59.3

Volume from Continuing Operations	247.1	236.7	242.2	242.5	241.6
Volume from Discontinued Operations	83.6	80.8	78.1	78.9	83.1

Total Paperboard Controlled *	330.7	317.5	320.3	321.4	324.7

PBL gypsum facing and other specialty paper sold *	49.0	54.4	52.0	51.1	49.1

*	Includes gypsum facing and other specialty paper sold by Caraustar’s 50% owned unconsolidated Premier Boxboard (“PBL”) joint venture.

EBITDA ($ in millions)	$10.6	$14.1	$20.5	$24.7	$14.3

	Q1 2006 vs. Q1 2005	Q1 2006 vs. Q4 2005
Changes in Selling Price and Costs ($/ton):
Mill Average Selling Price	$(2.1)	$2.3
Mill Average Fiber Cost	(21.1)	(8.9)
Mill Average Fuel & Energy Cost	11.4	(4.3)

Net Increase (Decrease)	$7.6	$15.5

Tubes and Cores Average Selling Price	$35.3	$7.4
Tubes & Cores Average Paperboard Cost	(16.2)	11.2

Net Increase (Decrease)	$51.5	$(3.8)

CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

	For the Three Months Ended March 31,
	2006	2005
SALES	$234,306	$220,222
COST OF SALES	198,014	182,842
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	33,651	31,857

Income from continuing operations before restructuring and impairment costs	2,641	5,523
RESTRUCTURING AND IMPAIRMENT COSTS	(15)	(562)

Income from continuing operations	2,626	4,961
OTHER (EXPENSE) INCOME:
Interest expense	(10,096)	(10,610)
Interest income	2,180	509
Equity in income of unconsolidated affiliates	1,591	8,356
Gain on sale of interest in Standard Gypsum, L.P.	135,247	0
Other, net	93	66

	129,015	(1,679)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	131,641	3,282
PROVISION FOR INCOME TAXES	(46,359)	(1,200)
MINORITY INTEREST IN LOSS (INCOME)	(14)	(25)

INCOME FROM CONTINUING OPERATIONS	85,268	2,057
DISCONTINUED OPERATIONS
LOSS FROM DISCONTINUED OPERATIONS	(7,089)	(2,390)
BENEFIT FOR INCOME TAXES OF DISCONTINUED OPERATIONS	2,473	787

LOSS FROM DISCONTINUED OPERATIONS	(4,616)	(1,603)

NET INCOME	$80,652	$454

BASIC
INCOME FROM CONTINUING OPERATIONS	$2.95	$0.07

LOSS FROM DISCONTINUED OPERATIONS	$(0.16)	$(0.05)

NET INCOME PER COMMON SHARE	$2.79	$0.02

Weighted average number of shares outstanding	28,874	28,761

DILUTED
INCOME FROM CONTINUING OPERATIONS	$2.95	$0.07

LOSS FROM DISCONTINUED OPERATIONS	$(0.16)	$(0.05)

NET INCOME PER COMMON SHARE	$2.79	$0.02

Weighted average number of shares outstanding	28,937	28,927

CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	March 31, 2006	December 31, 2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$300,376	$95,152
Receivables, net of allowances	98,463	91,061
Inventories	71,010	70,959
Refundable income taxes	0	56
Current deferred tax asset	11,023	40,259
Other current assets	13,242	21,613
Investment in unconsolidated affiliate	0	13,212
Assets of discontinued operations held for sale	67,100	76,665

Total current assets	561,214	408,977

PROPERTY, PLANT AND EQUIPMENT:
Land	10,196	7,931
Buildings and improvements	95,421	97,536
Machinery and equipment	428,268	424,503
Furniture and fixtures	14,958	15,071

	548,843	545,041
Less accumulated depreciation	(294,336)	(290,004)

Property, plant and equipment, net	254,507	255,037

GOODWILL	127,574	129,275

INVESTMENT IN UNCONSOLIDATED AFFILIATES	45,627	44,037

OTHER ASSETS	19,057	21,806

	$1,007,979	$859,132

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of debt	$270,188	$85
Accounts payable	72,344	78,015
Accrued interest	17,469	7,976
Accrued compensation	7,511	9,146
Capital lease obligations	518	542
Income taxes payable	14,862	0
Other accrued liabilities	22,747	34,711
Liabilities of discontinued operations	27,849	31,373

Total current liabilities	433,488	161,848

SENIOR CREDIT FACILITY	30,000	0

LONG-TERM DEBT, less current maturities	256,625	492,305

LONG-TERM CAPITAL LEASE OBLIGATIONS	499	561

DEFERRED INCOME TAXES	48,264	48,699

PENSION LIABILITY	44,025	41,877

OTHER LIABILITIES	5,806	5,446

SHAREHOLDERS’ EQUITY:
Common stock	2,907	2,879
Additional paid-in capital	189,512	192,673
Unearned compensation	0	(3,442)
Retained earnings (deficit)	25,818	(54,834)
Accumulated other comprehensive loss	(28,965)	(28,880)

Total shareholders’ equity	189,272	108,396

	$1,007,979	$859,132

CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	For the Three Months Ended March 31,
	2006	2005
Cash provided by
Operating activities:
Net income	$80,652	$454
Depreciation and amortization	5,820	6,675
Write-off of deferred debt costs	155	0
Equity-based compensation expense	225	255
Restructuring and impairment costs	4,860	183
Deferred income taxes	28,804	369
Gain on sale of interest in Standard Gypsum, L.P.	(135,247)	0
Loss on sale of assets held for sale	1,880	0
Equity in income of unconsolidated affiliates	(1,591)	(8,356)
Distributions from unconsolidated affiliates	0	4,000
Changes in operating assets and liabilities	9,175	(2,935)

Net cash (used in) provided by operating activities	(5,267)	645

Investing activities:
Purchases of property, plant and equipment	(7,795)	(4,482)
Proceeds from disposal of property, plant and equipment	224	695
Proceeds from sale of assets held for sale	6,026	0
Acquisition of businesses, net of cash acquired	(11,059)	0
Changes in restricted cash	10,818	(38)
Net proceeds from sale of interest in Standard Gypsum, L.P.	148,460	0
Investment in unconsolidated affiliates	0	(40)

Net cash provided by (used in) investing activities	146,674	(3,865)

Financing activities:
Proceeds from revolving senior credit facility	30,000	0
Proceeds from term loan	35,000	0
Payments for capital lease obligations	(122)	(136)
Deferred debt costs	(1,135)	0
Issuances of stock, net of forfeitures	74	96

Net cash provided by (used in) financing activities	63,817	(40)

Net increase (decrease) in cash and cash equivalents	205,224	(3,260)
Cash and cash equivalents at beginning of period	95,152	89,756

Cash and cash equivalents at end of period	$300,376	$86,496

Supplemental Disclosures:
Cash payments for interest	$348	$301

Income tax payments	$147	$94

Property acquired under capital leases	$36	$1,464